UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

NORTH CENTRAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Iowa	0-27672	42-1449849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

825 Central Avenue Fort Dodge, Iowa 50501
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (515) 576-7531

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
North Central Bancshares, Inc. (the “Company”) and its wholly owned subsidiary, First Federal Savings Bank of Iowa (the “Bank”) appointed Jane M. Funk as its Chief Financial Officer, effective April 1, 2010.  Ms. Funk, age 41, is a certified public accountant.  Ms. Funk began her career with McGladrey & Pullen, LLP in Des Moines, Iowa in 1991 and most recently served as an Audit Director as well as a Director in the firm’s National Professional Standards Group specializing in Financial Institution Services. Ms. Funk received her Bachelor of Arts degree in Accounting from the University of Northern Iowa.

Ms. Funk will receive an initial base salary of $125,000, will be eligible to participate in the Company’s incentive award plan and will be entitled to vacation and other benefits consistent with other executive officers of the Company.  Additional details of the incentive award plan are included in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on March 2, 2010.  Ms. Funk was not appointed as Chief Financial Officer pursuant to any arrangement or understanding with any other person, and she has no reportable transactions under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Funk and any director or executive officer of the Company or the Bank.

The Company’s press release announcing Ms. Funk’s appointment as Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibit is furnished with this Report:

Exhibit No.	Description

99.1	Press release issued by the Company on March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH CENTRAL BANCSHARES, INC.

By:	/s/ David M. Bradley
Name:	David M. Bradley
Title:	Chairman, President and Chief Executive Officer

Dated:  March 3, 2010